EXHIBIT 21.  LIST OF SIGNIFICANT SUBSIDIARIES

    The following subsidiaries were 100 percent owned and were consolidated by the Corporation at December 31, 1995:

                                                                      STATE OR OTHER JURISDICTION
                     NAME OF SUBSIDIARY                                  IN WHICH INCORPORATED
           ----------------------------------------                   ---------------------------
           Carnegie Natural Gas Company                                       Pennsylvania
           Delhi Gas Pipeline Corporation                                     Delaware
           Emro Marketing Company                                             Delaware
           Marathon Exploration Tunisia, Ltd.                                 Delaware
           Marathon International Oil Company                                 Delaware
           Marathon International Petroleum Ireland                           Cayman Islands
           Marathon Oil Company                                               Ohio
           Marathon Oil U.K., Ltd.                                            Delaware
           Marathon Petroleum Company (Norway)                                Delaware
           Marathon Petroleum Egypt, Ltd.                                     Delaware
           Marathon Petroleum Indonesia, Ltd.                                 Delaware
           Marathon Petroleum Investment, Ltd.                                Delaware
           Marathon Petroleum Ireland, Ltd.                                   Delaware
           Marathon Petroleum Netherlands, Ltd.                               Delaware
           Marathon Petroleum Nile Delta, Ltd.                                Delaware
           Marathon Petroleum Syria, Ltd.                                     Delaware
           Marathon Petroleum Tunisia, Ltd.                                   Delaware
           Marathon Pipe Line Company                                         Delaware
           United States Steel International, Inc.                            New Jersey
           U. S. Steel Mining Co., Inc.                                       Delaware
           USX Capital LLC                                                    Turks & Caicos Islands
           USX Engineers and Consultants, Inc.                                Delaware
           USX Portfolio Delaware, Inc.                                       Delaware

EXHIBIT 21.  (CONTD.)

         The following companies or joint ventures were not consolidated at December 31, 1995:


           COMPANY                          COUNTRY          % OWNERSHIP (a)         ACTIVITY
           -------                          -------          ---------------         --------
CLAM Petroleum Company                     Netherlands             50%         Oil & Gas Production
Double Eagle Steel Coating Company         United States           50%         Steel Processing
Kenai LNG Corporation                      United States           30%         Natural Gas Liquification
Laredo-Nueces Pipeline Company             United States           50%         Natural Gas Transmission
LOCAP INC.                                 United States           37%         Pipeline & Storage Facilities
LOOP INC.                                  United States           32%         Offshore Oil Port
National-Oilwell                           United States           50%         Oilwell Equipment, Supplies
PRO-TEC Coating Company                    United States           50%         Steel Processing
RMI Titanium Company                       United States           51%         Titanium Metal Products
Sakhalin Energy Investment Company
  Ltd.                                     Russia                  30%         Oil & Gas Exploration
Transtar, Inc.                             United States           46%         Transportation
USS/Kobe Steel Company                     United States           50%         Steel Products
USS-POSCO Industries                       United States           50%         Steel Processing
Worthington Specialty Processing           United States           50%         Steel Processing

(a)  Economic interest as of December 31, 1995.

     The names of other subsidiaries, both consolidated and unconsolidated, have been omitted as these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.